Exhibit 23(b)

AL JURAID & COMPANY
MEMBER FIRM OF
PRICEWATERHOUSECOOPERS

                                                            Ali Reza Tower
                                                            P.O. Box 16415
                                                            Jeddah 21464
                                                            Saudi Arabia
                                                            Telephone: 653-4880
                                                            Facsimile: 653-2370



INDEPENDENT AUDITORS' CONSENT

The Procter & Gamble Company:

We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated June 12, 2000 appearing in the Annual Report on Form 11-K of the Employee Savings and Thrift Plan (Saudi Arabia) for the plan fiscal year ending December 31, 1999 and to the reference to us under the heading "Experts" in this Registration Statement.

AL JURAID & COMPANY


By:  /S/ABDULLAH M. AL JURAID
     -----------------------
     Abdullah M. Al Juraid
     License Number 99

June 17, 2000














                                            Al Juraid & Company, License No. 25
                                            Licensed Partners:
                                            Abdullah M. Al Juraid, No. 99
                                            Sami B. Al Sarraj, No. 165
                                            Penrhyn Wilson III, No. 182